Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of OAO Technology Solutions, Inc. (the “Company”), pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)   The Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2003	By:	/s/ CHARLES A. LEADER

Charles A. Leader President and Chief Executive Officer

	By:	/s/ J. JEFFREY FOX

J. Jeffrey Fox Senior Vice President of Finance and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to OAO Technology Solutions, Inc. and will be retained by OAO Technology Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.